EXHIBIT 10.6

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                  This Amendment to Employment Agreement (this "Amendment") is made and entered into as of January 28, 2000, by and between Atlantic Realty Trust, a Maryland real estate investment trust (the "Company"), whose principal place of business is 747 Third Avenue, New York, New York 10017 and Edwin R. Frankel ("Employee"), who resides at 49 Demopolis Avenue, Staten Island, New York 10308.

                              W I T N E S S E T H:

                  WHEREAS, the Company and Employee are parties to that certain Employment Agreement, dated as of June 11, 1998, by and between the Company and Employee (the "Employment Agreement"); and

                  WHEREAS,   the  Company  and  Employee  desire  to  amend  the
Employment Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee do hereby agree as follows:

                  1. Paragraph 6(b) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

                  "(b) Termination Due to Death or after Change in Control. In the event that Employee's employment with the Company is terminated (i) by reason of his death or (ii) for any reason other than Cause (as defined below) coincident with or after a Change in Control of the Company, then Employee (or, in the case of Employee's death, his estate or a beneficiary designated in writing by Employee to receive the payments provided by this Paragraph 6(b) in the event of Employee's death) shall be entitled to receive (A) all accrued but unpaid Base Salary, unpaid bonus, if any, and benefits through the date of termination and (B) a lump-sum payment equal to 150 percent of Employee's Base Salary as in effect on the date of termination."

                  2. Except as amended and modified herein, the Employment Agreement is in all respects ratified and confirmed, and the terms, covenants and agreements therein shall remain in full force and effect.

                  3. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which, together, will constitute one and the same instrument.

                            [signature page follows]

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                  IN WITNESS WHEREOF,  the Company and Employee have caused this
Amendment to be executed as of the day and year first above written.



                           COMPANY:

                           ATLANTIC REALTY TRUST


                            By:  /s/ Joel M. Pashcow
                                 -------------------
                                 Name:  Joel M. Pashcow
                                 Title: President and Chief Executive Officer



                           EMPLOYEE:



                           /s/ Edwin R. Frankel
                           --------------------
                           Edwin R. Frankel

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